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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 333-92045) pertaining to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation of Capital Senior Living Corporation of our report dated February 9, 2001, with respect to the consolidated financial statements of Capital Senior Living Corporation included in its Annual Report, for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP

                                                  Ernst & Young LLP


Dallas, Texas
March 19, 2001